Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
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Check the appropriate box:
|_| Preliminary Proxy Statement
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|X| Definitive Proxy Statement
|_| Definitive Additional Materials
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                     First Capital Bank Holding Corporation
                     --------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
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|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                     FIRST CAPITAL BANK HOLDING CORPORATION
                             1891 South 14th Street
                         Fernandina Beach, Florida 32034


                    Notice of Annual Meeting of Shareholders



Dear Fellow Shareholder:

     We cordially invite you to attend the 2003 Annual Meeting of Shareholders of First Capital Bank Holding Corporation, the holding company for First National Bank of Nassau County. At the meeting, we will report on our performance in 2002 and answer your questions. We hope that you can attend the meeting and look forward to seeing you there.

     This letter serves as your official notice that we will hold the meeting on May 21, 2003 at 10 a.m. at The Golf Club of Amelia Island, 4700 Amelia Island Parkway, Amelia Island, Florida, for the following purposes:

     1.  To elect five members to our board of directors; and

     2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     Shareholders owning our common stock at the close of business on April 11, 2003 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting. Please note, if your shares are held in "street name," you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

     Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                    By order of the board of directors,




                                    /s/ Michael G. Sanchez

                                    Michael G. Sanchez
                                    Chief Executive Officer


Fernandina Beach, Florida
April 18, 2003

                    FIRST CAPITAL BANK HOLDING CORPORATION
                             1891 South 14th Street
                         Fernandina Beach, Florida 32034

                      Proxy Statement For Annual Meeting of
                     Shareholders to be Held on May 21, 2003


     Our board of directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

     The board set April 11, 2003 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. "Street name" shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares. There were 1,008,000 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     When you sign the proxy card, you appoint Michael G. Sanchez and Lorie L. Chism as your representatives at the meeting. Mr. Sanchez and Ms. Chism will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Sanchez and Ms. Chism will vote your proxy for the election to the board of directors of all nominees listed below under "Election of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Sanchez and Ms. Chism will vote your proxy on such matters in accordance with their judgment.

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

     Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

     We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 18, 2003.

                      Proposal No. 1: Election of Directors

     The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2004 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2005 Annual Shareholders Meeting. Our directors and their classes are:

      Class I                     Class II                     Class III
      -------                     --------                     ---------
 Christina H. Bryan            Ron Anderson               William J. Mock, Jr.
Suellen Rodeffer Garner        C. Brett Carter             Marlene J. Murphy
  Michael G. Sanchez        Dr. William K. Haley           Robert L. Peters
   Harry R. Trevett            Lorie L. Chism                Lawrence Piper
   Marshall E. Wood            David F. Miller              Edward E. Wilson

     Shareholders will elect five nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2006 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected.

     The board of directors recommends that you elect Christina H. Bryan, Suellen Rodeffer Garner, Michael G. Sanchez, Harry R. Trevett, and Marshall E. Wood as Class I directors.

     If you submit a proxy but do not specify how you would like it to be voted, Mr. Sanchez and Ms. Chism will vote your proxy to elect Ms. Bryan, Ms. Garner, Mr. Sanchez, Mr. Trevett, and Mr. Wood. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Sanchez and Ms. Chism will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

     Set forth below is certain information about the nominees. Each of the nominees is also a director of our subsidiary, First National Bank of Nassau
County:

     Christina H. Bryan, 57, has served as one of our directors since August 1, 1998. Ms. Bryan is a co-owner of several businesses, serving in the following capacities: director and treasurer of Rex Packaging, Inc. since 1972; president of Florida Petroleum Corp. since 1984; secretary and treasurer of Island Seafood Co. since 1972; director and vice president of YCG, Inc. since 1980; and director and vice president of YE Hall, Inc. since 1972.

     Suellen Rodeffer Garner, 46, has served as one of our directors since July 31, 1998. Ms. Garner served as a director of Barnett Bank of Nassau County from 1990 to 1998. In addition, Ms. Garner is a licensed orthodontist and has been co-owner of Suellen Rodeffer and David Todd Garner D.D.S., P.A. since 1983. Ms. Garner is chairman of our board of directors.

     Michael G. Sanchez, 53, has served as our president and chief executive officer since July 31, 1998 and as one of our directors since the third quarter of 1998. Mr. Sanchez also serves as the president and chief executive officer of our subsidiary bank. Mr. Sanchez served as group president of lending for Tucker Federal Bank, Tucker, Georgia, from 1997 to 1998. He also served as president, chief executive officer and director of Premier Bank, Acworth, Georgia, from 1995 to 1996 and for Summerville National Bank, Summerville, South Carolina, from 1993 to 1995. Mr. Sanchez has over 30 years of experience in the banking industry.

     Harry R. Trevett, 47, has served as one of our directors since August 1, 1998. Mr. Trevett is a certified general contractor and a licensed real estate broker in the State of Florida. Mr. Trevett owns and serves as president of several businesses in the real estate and construction industries, including Trevett & Associated Realty (since 1979); Trevett Homes, Inc. (since 1982); and Trevett Construction Group (since 1988).

     Marshall E. Wood, 56, has served as one of our directors since August 1, 1998. Mr. Wood is an attorney licensed in the states of Florida and Tennessee. In addition, Mr. Wood served as a director of Barnett Bank of Nassau County from 1981 to 1998. Mr. Wood has served as president and sole director of Marshall E. Wood, P.A., Amelia Island, Florida, since 1995 and served as vice president and director for Wood & Poole, P.A. from 1986 to 1995.


     Set forth below is information about each of our other directors and each of our executive officers. Each director is also a director of First National Bank of Nassau County with the exception of Dr. William K. Haley and Marlene J. Murphy. Dr. Haley and Mrs. Murphy are directors of our company, but are no longer directors of our subsidiary bank:

     Ron Anderson, 58, has served as one of our directors since August 1, 1998. Prior to his joining us, Mr. Anderson served as managing general partner of Marel Enterprises, a family limited partnership, since 1997. Mr. Anderson is also the president of several automobile-related businesses, including Ron Anderson Chevrolet-Olds, Anderson Pontiac-Buick-Olds-GMC, Inc., Ron Anderson Pontiac-Buick-GMC, Rontex-Douglas, and Anderson Enterprises. Mr. Anderson served as a director of Bank South, Douglas, Georgia, from 1985 to 1986.

     Timothy S. Ayers, 35, has served as senior vice president and chief financial officer of our bank since January 1999 and as secretary and treasurer of our company since April 2001. He was formerly vice president for Financial Data Technology, Inc., Franklin, Tennessee, a third party provider for data and item processing for financial institutions; vice president and operations manager, Community Capital Corporation, Greenwood, South Carolina; and assistant branch manager, Wachovia Bank, Greenwood, South Carolina.

     C. Brett Carter, 43, has served as one of our directors since August 1, 1998. Mr. Carter has served as president of Brett's Waterway Cafe, Inc. since 1989 and as director of Amelia's Restaurant, Inc. since 1989.

     Lorie L. Chism, 37, has served as one of our directors since August 1, 1998. Ms. Chism holds a B.B.A. in accounting from the University of North Florida and received her J.D. from Florida Coastal School of Law. Ms. Chism practices as a certified public accountant with the firm of Presser, Lahnen & Edelman, P.A. since August 2002. Ms. Chism practiced as the sole owner of Lorie
L. McCarroll, CPA from 1992 until July 1, 2002. Ms. Chism has also served as an officer with several real estate holding companies, including Miller, Lee & McCarroll, Inc. (vice president and secretary since 1997); and D.L.C. Properties, Inc. (vice president and secretary since 2000).

     Dr. William K. Haley, 46, has served as one of our directors since August 1, 1998. Dr. Haley served as president of the medical staff at Nassau Baptist Hospital from 1996 to 1998. He is currently in private surgical practice in Elberton, Georgia.

     William J. S. Kelley, 46, has been a senior vice president of the wholesale mortgage division of our bank since January 2001. He was formerly senior vice president of H&R Block's retail mortgage division, president of eJumbo.com commercial joint venture, and president of the mortgage company of Tucker Federal Bank, Atlanta, Georgia. Mr. Kelley has over 22 years experience in the retail and wholesale mortgage industries.

     David F. Miller, 73, has served as one of our directors since August 1, 1998. He has owned Amelia Service Center, Inc., a real estate business in Fernandina Beach, Florida, since 1991. Mr. Miller served as president and vice-chairman of the board of directors of J.C. Penny Co. from 1953 to 1990, and as a director of Barnett Bank of Jacksonville, Florida from 1990 to 1996. Mr. Miller has also served as a director of Winn-Dixie Stores, Inc. since 1986 and for Suiza Corp. since 1997.

     William J. Mock, Jr., 34, has served as one of our directors since August 1, 1998. Mr. Mock is the owner of Prudential Island Realty, a real estate sales company that he opened in January 1994. Mr. Mock also serves as president of two real estate investment companies, the Centre Street Company since 1998, and Mock Land Company since 1996.

     Marlene J. Murphy, 61, has served as one of our directors since August 1, 1998. Ms. Murphy has been a co-owner of and served as president of Tilted Anchor Inc., a retail store located in Fernandina Beach, Florida, since 1983.

     Robert L. Peters, 42, has served as one of our directors since August 1, 1998. Mr. Peters holds a B.S. in accounting and real estate and received his J.D. from Florida State University. Mr. Peters has a law practice in Fernandina Beach, Florida that concentrates in real estate.

     Lawrence Piper, 46, has served as one of our directors since August 1, 1998. Mr. Piper has owned and managed Coastal tel.com, a telephone sales and service company, since 1991.

     Dan P. Powell, 44, has served as a senior vice president and senior loan officer of our bank since May 1999. Before joining us, Mr. Powell was employed by Barnett Bank and NationsBank from 1981 to 1999, serving as senior vice president/banking center manager, and as controller, cashier and auditor.

     Edward E. Wilson, 52, has served as one of our directors since August 1, 1998. Mr. Wilson is a licensed insurance agent. He is part-owner and has served as an officer of several Florida insurance agencies comprising Morrow Insurance Group, Inc., including agencies located in Madison (secretary and treasurer since 1985); Dowling Park (secretary and treasurer since 1988); Fernandina Beach (president since 1987); and Yulee (president since 1998).


                Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

     The following table shows the cash compensation we paid for the years ended December 31, 2000 through 2002 to our chief executive officer and each of our other executive officers who earned total annual compensation, including salary and bonus, in excess of $100,000 in 2002.

                           Summary Compensation Table
                                                                                      Long Term
                                                                                      ---------
                                                                                    Compensation
                                                                                    ------------
                                                     Annual Compensation (1)           Awards
                                                     -----------------------           ------
                                                                                Number of Securities      All Other
  Name and Principal Position            Year         Salary         Bonus       Underlying Options      Compensation
  ---------------------------            ----         ------         -----       ------------------      ------------

Michael G. Sanchez                       2002         $120,000     $ 68,090                -               $6,745(2)
     President and Chief Executive       2001         $110,000     $ 10,000                -               $6,745
     Officer of the Company and          2000         $101,400     $ 10,000           30,000               $6,745
     the Bank

William J.S. Kelley                      2002         $150,000     $350,270                -               $6,862(3)
     Senior Vice President               2001         $ 87,506     $ 22,000           15,000               $3,862

(1) Our executive officers also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive's annual salary and bonus.
(2) Includes term life insurance reimbursement of $745 and medical insurance premiums of $6,000.
(3) Includes term life insurance reimbursement of $862 and medical insurance premiums of $6,000.

Aggregated Option Exercises and Year-End Option Values

                                                                                            Value of Unexercised
                                                 Number of Unexercised Securities          In-the-Money Options at
                                             Underlying Options at Fiscal Year End(#)       Fiscal Year End ($)(1)
                                             ----------------------------------------       ----------------------
Name                                                Exercisable/Unexercisable             Exercisable/Unexercisable
----                                                -------------------------             -------------------------

Michael G. Sanchez                                         23,000/12,000                       $86,250/$45,000

William J.S. Kelley                                         6,000/9,000                        $19,500/$29,250

---------------

(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($13.75) of the underlying common stock at December 31, 2002. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.


Employment Agreements

     Michael G. Sanchez. We entered into an employment agreement with Michael G. Sanchez on September 1, 1998 for a five-year term, pursuant to which Mr. Sanchez serves as the president, the chief executive officer, and a director of both our company and our subsidiary bank. Mr. Sanchez was paid an initial salary of $101,400, plus his yearly life insurance premium. He also receives an annual increase based on the discretion of the board. Mr. Sanchez is eligible to receive a bonus of up to 5% of pre-tax net income of our bank and related entities. Mr. Sanchez is eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. Under the 1999 Stock Incentive Plan, approved at the Annual Meeting of Shareholders on April 19, 2000, we granted Mr. Sanchez options to purchase 30,000 shares of common stock. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Sanchez participates in our other benefit programs and is entitled to a life insurance policy, lease of an automobile, and travel and business expenses.

     Mr. Sanchez's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, Mr. Sanchez may not, without our prior written consent, serve as an executive officer of any bank, bank holding company, or other financial institution within 35 miles of our headquarters.

     William J. S. Kelley. We entered into an employment agreement with Mr. Kelley on January 18, 2001 for a three-year term, pursuant to which Mr. Kelley serves as the senior vice president of the wholesale mortgage division of our subsidiary bank. Mr. Kelley receives a salary of $150,000, plus a yearly life insurance premium. Mr. Kelley is eligible to receive quarterly incentive payments based upon the wholesale mortgage division reaching certain profitability standards. Mr. Kelley is eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards. On January 17, 2001, we granted Mr. Kelley options to purchase 15,000 shares of common stock. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Kelley participates in our other benefit programs and is entitled to health insurance benefits, an automobile allowance, and travel and business expenses.

     Mr. Kelley's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, Mr. Kelley may not compete with the bank and may not solicit bank employees.

Director Compensation

     Neither the company nor the bank paid directors' fees during the fiscal year ended 2002.

     On the date our bank opened for business, we granted our organizers warrants to purchase additional shares of common stock in consideration for their services in establishing our bank. Each warrant entitles the directors to purchase one additional share of common stock for every two shares he or she purchased in the offering. Our directors purchased an aggregate of 330,000 shares in the offering, and we issued warrants for an aggregate of 165,000 shares to our directors.

                          Security Ownership of Certain
                        Beneficial Owners and Management
General

     The following table shows how much common stock in the company is owned by our directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of April 11, 2003. Unless otherwise indicated, the address of each beneficial owner is c/o First Capital Bank Holding Corporation, 1891 South 14th Street, Fernandina Beach, Florida 32034.

                                                Number of Shares                                % of Beneficial
                        Name                        Owned (1)       Right to Acquire (2)         Ownership(3)
                        ----                        ---------       --------------------      ---------------

       Ron Anderson                                  15,000                 6,000                    2.07%
       Timothy S. Ayers                               1,358                 9,900                    1.11%
       Christina H. Bryan                            25,500                10,000                    3.49%
       C. Brett Carter                               40,100                16,000                    5.48%
       Suellen Rodeffer Garner                       40,000                16,000                    5.47%
       Dr. William K. Haley                          10,000                 4,000                    1.38%
       William J. S. Kelley                           1,000                 6,000                        *
       Lorie L. Chism                                15,000                 6,000                    2.07%
       David F. Miller                               42,520                16,000                    5.71%
       William J. Mock, Jr.                          22,200                 8,000                    2.97%
       Marlene J. Murphy                             10,000                 4,000                    1.38%
       Robert L. Peters                              20,000                 8,000                    2.76%
       Lawrence Piper                                 5,000                 2,000                        *
       Dan P. Powell                                  2,000                 3,200                        *
       Michael G. Sanchez                            10,000                23,000                    3.20%
       Harry R. Trevett                              42,100                16,000                    5.67%
       Edward E. Wilson                              22,160                 8,000                    2.97%
       Marshall E. Wood                              20,000                 8,000                    2.76%

       Executive officers and directors             343,938               170,100                  43.62%
       as a group(18 persons)

---------------
* Indicates less than 1%

(1)  Includes shares for which the named person:
     o  has sole voting and investment power,
     o  has shared voting and investment power with a spouse, or
     o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

     Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising vested stock options or warrants but does not include any other stock options or warrants.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                Meetings and Committees of the Board of Directors

     During the year ended December 31, 2002, the board of directors of the company held five meetings and the board of directors of the bank held 12 meetings. All of our directors attended at least 75% of the aggregate of such board meetings, of each committee on which they served.

     Our board of directors has appointed a number of committees, including a compensation committee and an audit committee.

     The audit committee is composed of Mssrs. Chism, Peters, Piper, and Wood. Each of these members are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met four times in 2002.

     The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. Although the audit committee has no written charter, it is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

     The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the SEC.

     The report of the audit committee is included herein at the direction of its members, Mssrs. Chism, Peters, Piper, and Wood.

Audit Fees

     The aggregate fees billed for professional services rendered by the independent auditors during our 2002 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $47,850.

All Other Fees

     The aggregate fees billed for non-audit services rendered by the independent auditors during our 2002 fiscal year totaled $34,930 for preparation of federal and state income tax return and matters related to internal auditing. The audit committee believes that the provision of those services is compatible with maintaining the auditors' independence.

Other Committees

     Our compensation committee is composed of Mssrs. Carter, Garner, Miller, and Wilson. The compensation committee is responsible for establishing and overseeing our compensation plans. Its duties include the development with management of benefit plans, formulation of bonus plans, incentive compensation packages, and medical and other benefits. The compensation committee met four times in 2002.

     We do not have a nominating committee or a committee serving a similar function.


                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

     We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


      Compliance with Section 16(a) of the Securities Exchange Act of 1934

     As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2002, with the exception of Director Ed Wilson who purchased 500 shares of our common stock on May 14, 2002 for which a Form 4 was filed to report the transaction on June 20, 2002.

                              Independent Auditors

     We have selected the firm of Porter Keadle Moore, LLP to serve as our independent auditors for the year ending December 31, 2003. We do not expect a representative from this firm to attend the annual meeting.

        Shareholder Proposals for the 2004 Annual Meeting of Shareholders

     If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2004 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 16, 2003. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

     Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the company's proxy materials, must be delivered to the company's principal executive offices at least 45 days prior to the first anniversary of the mailing of the preceding year's proxy statement.

April 18, 2003

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                     FIRST CAPITAL BANK HOLDING CORPORATION
                           to be held on May 21, 2003


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Michael G. Sanchez and Lorie L. Chism, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of First Capital Bank Holding Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at The Golf Club of Amelia Island, 4700 Amelia Island Parkway, Amelia Island, Florida 32034, at 10:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: to elect the five identified Class I directors to serve on the board of directors for three-year terms.

1. PROPOSAL to elect the five identified Class I directors to serve for three year terms.

       Christina H. Bryan                 Harry R. Trevett
       Suellen Rodeffer Garner            Marshall E. Wood
       Michael G. Sanchez

          |_|  FOR all nominees                    |_|  WITHHOLD AUTHORITY
               listed (except as marked to              to vote for all nominees
               the contrary)

        (INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        Dated:                     , 2003
                              ---------------------


--------------------------------          --------------------------------
Signature of Shareholder(s)               Signature of Shareholder(s)


--------------------------------          --------------------------------
Please print name clearly                 Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.